EXHIBIT 99.1
                               ------------

NEWS FOR IMMEDIATE RELEASE                          CONTACT: BRIEN M. CHASE, CFO
SEPTEMBER 1, 2005                                            304-525-1600

                         PREMIER FINANCIAL BANCORP, INC.
                              REPORTS SETTLEMENT OF
                            SEC ADMINISTRATIVE ACTION

         PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI), a $537 million community bank holding company with five bank subsidiaries, announced today that it had reached a settlement with the Securities and Exchange Commission ("SEC"). While neither admitting nor denying the SEC's findings in an administrative proceeding, Premier has agreed to the entry of a cease-and-desist order.

         The SEC Order states that the concealment of loan losses by the former president of Farmers Deposit Bank ("Farmers") caused Farmers' financial and accounting records to be inaccurate and that, because Premier relied on these records to prepare its consolidated financial reports, Premier's quarterly public filings during 2001 through 2003 and annual public filings for the years ended 2001 and 2002 likewise contained materially inaccurate financial information. The SEC Order also states that "certain of Premier's internal accounting controls were inadequate during the relevant time period."

         According to the SEC Order, both the remedial acts promptly undertaken by Premier and Premier's cooperation with the SEC Staff were taken into consideration in reaching the settlement.

         President and CEO Robert W. Walker commented, "We are very pleased to get this matter behind us and believe the settlement represents a constructive conclusion. We believe that this resolution reflects our ongoing commitment to cooperation and compliance."

         Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.